Exhibit 10.2

GENPACT LIMITED
2007 OMNIBUS INCENTIVE COMPENSATION PLAN

RESTRICTED SHARE UNIT ISSUANCE AGREEMENT

THIS RESTRICTED SHARE UNIT ISSUANCE AGREEMENT (the “Agreement”), dated as of August 13, 2010 (the “Award Date”), is made by and between Genpact Limited, an exempted limited company organized under the laws of Bermuda (the “Company”) and Pramod Bhasin (“Participant”).  To the extent not defined herein, all capitalized terms in this Agreement shall have the meanings assigned to them in the Genpact Limited 2007 Omnibus Incentive Compensation Plan (the “Plan”).

RECITALS:

WHEREAS, the Company has adopted the Plan for the purpose of promoting the interests of the Company and its shareholders by attracting and retaining exceptional directors, officers, employees and consultants and enabling such individuals to participate in the long-term growth and financial success of the Company.

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant to Participant restricted share units under the Plan as provided for herein.

NOW, THEREFORE, for and in consideration of the premises and covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Share Units. The Company hereby awards to Participant, as of the Award Date, an award (the “Award”) of restricted share units under the Plan.  The Award entitles the Participant to receive a number of Shares based on the extent, if any, to which the restricted share units vest. The number of Shares subject to the awarded restricted share units, the applicable vesting schedule for the restricted share units and the underlying shares, the dates on which those vested shares shall be issued to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

Target Shares
Subject to Award:	The initial number of Shares that will be used to determine Participant’s rights pursuant to this Award is 500,000 (the “Target Shares”).

Vesting Schedule:
Participant shall vest with respect to a number of Shares under this Award based on three (3) equal installments of Target Shares on each of December 31, 2010, December 31, 2011 and December 31, 2012 (each, a “Vesting Date”), in each case provided that Participant is both (i) in employment or service with the Company or an Affiliate through each such Vesting Date and (ii) the Company achieves the financial performance condition as set forth on Exhibit A attached hereto (the “Financial Performance Condition”) for each applicable date.  The actual number of Shares which shall vest on each Vesting Date shall be as set forth in Exhibit A.  Except in the event of vesting under Paragraphs 3 and 4 below, the number of Shares that vest on a Vesting Date may be reduced by up to ten percent (10%) based on the Committee’s assessment of Participant’s achievement of the individual performance conditions as set forth on Exhibit A (the “Individual Performance Conditions”) for such Vesting Date.  Notwithstanding Section 6(i)(vi)(D) or any other provision of the Plan to the contrary, in no event shall the number of Shares issuable on any Vesting Date be reduced by more than ten percent (10%) if the Financial Performance Condition for such Vesting Date is achieved.

The Shares may also vest in accordance with the provisions of Paragraphs 3 and 4 of this Agreement.

Issuance Dates:
The Shares in which Participant vests in accordance with the foregoing Vesting Schedule shall be issued in a lump sum on the last business day of the twelfth calendar month following the end of the Company’s tax year in which that Share vests, the (the “Issuance Date”). The issuance of the Shares shall be subject to the Company’s collection of any Applicable Taxes in accordance the procedures set forth in Paragraph 5 of this Agreement.

2. Limited Transferability.  Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares.  Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award.  Participant may make such a beneficiary designation at any time by filing the appropriate form with the Committee or its designee.

3. Cessation of Employment.

(a) Except as otherwise provided in this Paragraph 3, should Participant cease employment or service for any reason prior to vesting in one or more Shares subject to this Award, then the Award shall be immediately canceled with respect to those unvested Shares, and the number of restricted share units will be reduced accordingly.  Participant shall thereupon cease to have any right or entitlement to receive any Shares under those canceled units.

(b) Upon Participant’s termination of employment or service by reason of death or Disability, this Award shall immediately vest with respect to all the Target Shares outstanding at the time subject to this Award without regard to achievement of any Financial Performance Conditions, and those vested Shares shall be issued to Participant, subject to the Company’s collection of the Applicable Taxes, on such date or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such termination occurs or (if later) the fifteenth (15th) day of the third calendar month following such termination date.  The Committee shall not have any discretion to reduce the number of Shares that vest under this Paragraph 3(b) on the basis of its assessment of the Individual Performance Conditions.

(c) Should Participant’s employment or service be terminated by the Company without Cause or by Participant for Good Reason prior to vesting in one or more Shares subject to this Award, then Participant shall continue to vest with respect to the Shares at the time subject to this Award on each of the remaining Vesting Dates provided the Financial Performance Condition for such Shares on each such Vesting Date is subsequently attained.  Any such vested Shares shall be issued to Participant, subject to the Company’s collection of the Applicable Taxes, on the applicable Issuance Date for such Shares.  The Committee shall not have any discretion to reduce the number of Shares that vest under this Paragraph 3(c) on the basis of its assessment of the Individual Performance Conditions.

(d)  For purposes of this Agreement, “Cause” and “Good Reason” shall be as defined in the employment agreement between Participant and the Company as amended and restated effective August 13, 2010 (“the Employment Agreement”).

(e) For purposes of this Agreement, “Disability” shall be defined as disability within the meaning of the Treasury Regulations at section 1.409A-3(i)(4).

4. Change of Control.  Subject to Participant's continued employment with the Company or an Affiliate on a Change of Control, any outstanding and unvested Target Shares shall vest in full (without regard to achievement of any Financial Performance Conditions) and shall be issued on the applicable Issuance Date for those Shares; provided, however, that if such Change of Control is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and the Treasury Regulations at section 1.409A-3(i)(5), then such vested Shares shall be issued on or within five days following such Change of Control.  The Committee shall not have any discretion to reduce the number of Shares that vest under this Paragraph 4 on the basis of its assessment of the Individual Performance Conditions.

5. Issuance of Shares.

(a) On the Issuance Date, the Company shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the number of vested Shares issuable under the Award on such date, subject, however, to the Company’s collection of any Applicable Taxes.

(b) Any Applicable Taxes required to be withheld with respect to the issuance of the vested Shares shall be paid through an automatic Share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required withholding obligations using the minimum statutory withholding rates.  Notwithstanding the preceding sentence, the Company may, in its sole discretion, require that such Applicable Taxes be paid through Participant’s delivery of his or her separate check payable to the Company in the amount of such taxes.

(c) In no event will any fractional shares be issued.

(d) The holder of this Award shall not have any shareholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance after the satisfaction of the Applicable Taxes.

6. Compliance with Laws and Regulations. The issuance of Shares pursuant to the Award shall be subject to compliance by the Company and Participant with all applicable laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in order to be in compliance with applicable laws, rules and regulations.

7. Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant and Participant’s assigns, beneficiaries, executors, administrators, heirs and successors.

8. Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Genpact Limited
Canon’s Court
22 Victoria Street
Hamilton HM EX
Bermuda
Attn:  Secretary

with a copy to:

Genpact Onsite Services, Inc.
105 Madison Avenue
2nd Floor
New York, NY 10016-2122
Attn:  Legal Department

if to Participant, at Participant’s last known address on file with the Company;

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

9. Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

10. Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.  Each Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of them may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.

11. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s employment or service (including removal as a director) at any time for any reason, with or without cause.

12. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

13. Code Section 409A.  It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder.  Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder.

14. Code Section 457A.  It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 457A of the Code and any guidance issued with respect to Code Section 457A, including but not limited to Notice 2009-8.  Accordingly, to the extent there is any ambiguity as to whether one of more provisions this Agreement would otherwise contravene the requirements of Code Section 457A, then those provisions shall be interpreted and applied in a manner that does not result in income inclusion pursuant to Code Section 457A.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

GENPACT LIMITED

                    Signature:
                    Name:
                    Title:

PARTICIPANT

                    Signature:
                    Name:

Exhibit A

I.	Financial Performance Conditions:

2010 Financial Performance Conditions

The Financial Performance Conditions to be achieved under the Award are Revenue Growth and EBITDA Growth for the Company for the Performance Period commencing on July 1, 2010 and ending on December 31, 2010 compared to the period commencing July 1, 2009 and ending December 31, 2009.  For each goal there are three designated levels of attainment – threshold, target and outstanding.

Performance Level	Revenue Growth	EBITDA Growth
Outstanding	20%	20%
Target	17%	14%
Threshold	15%	10%

•	For such purpose, Revenue Growth and EBITDA Growth shall be calculated without taking into account the effect of any acquisition or restructuring.

•
The Shares to which Participant may become entitled at the end of the Performance Period shall be calculated by multiplying the designated number of Target Shares by a performance percentage based on the level of achievement of each performance goal as follows (and rounding down to the nearest whole number):

		Organic Revenue Growth
		15.0%	16.0%	17.0%	18.5%	20.0%
EBITDA Growth	10.0%	50%	63%	75%	88%	100%
	12.0%	63%	75%	88%	100%	113%
	14.0%	75%	88%	100%	113%	125%
	17.0%	88%	100%	113%	125%	138%
	20.0%	100%	113%	125%	138%	150%

Straight line interpolation will apply to performance levels between the ones illustrated above.  If performance below threshold occurs for either metric, payout on the other metric will also be zero regardless of performance.

•	The goals will be measured based on Company-wide performance on a consolidated basis.

2011 and 2012 Financial Performance Conditions

The Financial Performance Conditions to be achieved under the Award are Revenue Growth and EBITDA Growth for the Company for the Performance Periods commencing on January 1, 2011 and ending on December 31, 2011 and commencing on January 1, 2012 and ending on December 31, 2012.  For each goal there are three designated levels of attainment – threshold, target and outstanding.  Unless different performance levels are set by the Compensation Committee of the Board of Directors of the Company no later than March 31, 2011 with respect to the 2011 fiscal year and March 31, 2012 with respect to the 2012 fiscal year, the applicable performance levels are as set forth below.

Performance Level	Revenue Growth Over Prior Year	EBITDA Growth Over Prior Year
Outstanding	20%	20%
Target	15%	15%
Threshold	10%	10%

•	For such purpose, Revenue Growth and EBITDA Growth shall be calculated without taking into account the effect of any acquisition or restructuring.

•
The Shares to which Participant may become entitled at the end of the Performance Period shall be calculated by multiplying the designated number of Target Shares by a performance percentage based on the level of achievement of each performance goal as follows (and rounding down to the nearest whole number):

		Organic Revenue Growth
		10.0%	12.5%	15.0%	17.5%	20.0%
EBITDA Growth	10.0%	50%	63%	75%	88%	100%
	12.5%	63%	75%	88%	100%	113%
	15.0%	75%	88%	100%	113%	125%
	17.5%	88%	100%	113%	125%	138%
	20.0%	100%	113%	125%	138%	150%

Straight line interpolation will apply to performance levels between the ones illustrated above.  If performance below threshold occurs for either metric, payout on the other metric will also be zero regardless of performance.  If the Compensation Committee sets different performance levels, the table shall be revised accordingly.

•	The goals will be measured based on Company-wide performance on a consolidated basis.

II.           Individual Performance Conditions:

1.	Participant must develop succession plans for senior management of the Company reasonably satisfactory to the Board.

2.	Participant must develop and pursue a strategy for inorganic growth, including through acquisitions, joint ventures or other strategic transactions.

3.	Participant must further develop and execute on the Company’s Smart Enterprise Processes (SEPsm) strategy.

4.	Participant must continue to attract and retain world class talent.